UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2008

LASERLOCK TECHNOLOGIES, INC.
(Exact Name of Registrant Specified in Charter)

Nevada	0-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 668-1952

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On June 23, 2008, we entered into a worldwide Exclusive Agreement (the “Agreement”) with Arthur Blank & Company, Inc. (“AB”), under which AB and its affiliates will have exclusive use of specific applications of our color changing proprietary pigments known as WHYTELITE® technology. Under the terms of the Agreement, the exclusive products are defined as all plastic cards printed with WHYTELITE® pigments. Exclusions to the exclusivity are the American Express card and all applications or products not using plastic as a substrate.

The term of the Agreement ends on December 31, 2009, but the Agreement has automatically renewing one-year terms for each of the following four years if the royalties paid to us by AB exceed certain levels during the year immediately preceding any potential renewal year, or if AB makes additional non-royalty payments that, if combined with the actual royalty amounts received, would equal such threshold levels. The Agreement automatically expires on December 31, 2013.

A copy of the Agreement will be filed with our quarterly report on Form 10-QSB for the quarter ended June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

Date: June 27, 2008
/s/ Norman Gardner
	Name:	Norman Gardner
	Title:	President and Chief Executive Officer